[LOGO] First Niagara
       Financial Group, Inc.

       FIRST NIAGARA FINANCIAL GROUP REPORTS A 73% INCREASE IN NET INCOME
                       OVER THE PRIOR YEAR FOURTH QUARTER

Lockport, N.Y. - January 18, 2006 - First Niagara Financial Group, Inc. (NASDAQ:
FNFG), today announced that net income for the fourth quarter of 2005 increased to $23.5 million, or $0.21 per diluted share from $13.6 million, or $0.17 per diluted share for the same period of 2004. This represents a 73% increase in net income and a 24% increase in diluted earnings per share from a year ago. The results were slightly below net income and earnings per share of $24.2 million and $0.22, respectively, for the third quarter of 2005.

"We continued to execute our strategic plan, grow our balance sheet and expand our financial services businesses," stated President and CEO Paul J. Kolkmeyer. "However, in comparison to the third quarter, earnings declined slightly due to the challenging operating environment and resulting pressure on net interest margin. While the flat yield curve will continue to impact net interest income in 2006, we are confident that the strategic investments we have made during 2005 have positioned us for profitable growth this year."

During the quarter, the impact of the further tightening of loan spreads and the continuing shift in deposit mix more than offset the benefits of 9% annualized average net earning asset growth. The net interest margin for the three-month period was 3.63%, a 6 basis point reduction from the linked quarter. That decline mitigated the benefits of 8% annualized loan growth, including an 11% increase in commercial real estate, a 21% increase in home equity and a 9% increase in residential mortgage loans. Commercial business loans declined slightly during the quarter due to lower than expected line usage and higher loan pay-offs.

Deposit growth was also strong during the quarter, increasing 10% on an annualized basis from September 30, 2005. However, the increase included 18% annualized growth in higher cost relationship based certificate and money market accounts and, as a result, the rate paid on interest bearing liabilities increased 18 basis points over the linked quarter.

Credit trends continue to be favorable and were consistent with the linked quarter. Annualized net charge-offs to average loans and non-performing loans to total loans of 0.19% and 0.41%, respectively, remained below recent year levels. The loan loss provision was increased to $2.5 million during the quarter, which resulted in an allowance for credit losses of 1.37% of total loans and 330% of non-performing loans at December 31, 2005.

The recent financial services acquisitions continue to contribute to noninterest income growth. For the three months ended December 31, 2005, noninterest income increased to $26.2 million with the benefit of a full quarter of revenues from the former Hatch Leonard Naples and Burke Group businesses. Noninterest income as a percentage of total revenue continues to steadily increase and now represents 29.4% of total net revenues compared to 27.6% for the linked quarter (excluding the third quarter 2005 $1.4 million gain from the sale of the Company's ownership interest in a real estate joint venture).

Those acquisitions also more than account for the fourth quarter increase in noninterest expense to $50.4 million. As a result, these lower margin businesses increased the consolidated efficiency ratio to 56.6%. However, given the Company's continuing focus on process improvement and expense management, the efficiency ratio for our core banking segment remained consistent with the linked quarter at 50.1%.

For the three months ended December 31, 2005, the Company repurchased an additional 1.2 million shares of its common stock. A total of 6.5 million shares were purchased in 2005. As of year-end, 3.0 million shares remain available for repurchase under the current authorization.

Outlook - "Given the difficult interest rate environment, our annual organic EPS growth goal of 10% is aggressive. However, we remain focused on that target," said Executive Vice President and Chief Financial Officer, John R. Koelmel. "Our 2006 forecast incorporates an expectation that the yield curve will remain flat for the year. As a result, net interest margin will decline somewhat further over the next six months, but will begin to rebound thereafter. With the benefits of an improving mix of net interest-earning assets, we expect the full year margin to range from 3.55% to 3.65%. We remain confident that our strategic plan will continue to drive balance sheet expansion, resulting in net interest-earning asset growth of 10%, which again includes commercial loan growth of more than 10%. Finally, our model assumes that credit trends will remain consistent with the levels experienced during the second half of 2005 and that noninterest income as a percentage of net revenue will be at least 30%."

Profile - First Niagara Financial Group, Inc., through its wholly owned subsidiary First Niagara Bank, has assets of $8.1 billion and deposits of $5.5 billion. First Niagara Bank is a full-service, community-oriented bank that provides financial services to individuals, families and businesses through 119 branches and several financial services subsidiaries across New York State.

Conference Call - A conference call will be held at 11:00 a.m. Eastern Time on Wednesday January 18, 2006 to discuss these fourth quarter results, as well as the Company's strategy and future outlook. Those wishing to participate may dial 1-877-709-8150. A replay of the call will be available until February 1, 2006 by dialing 1-877-660-6853, account number 240, conference number 183390.

Forward-Looking Statements - This press release contains forward-looking statements with respect to the financial condition and results of operations of First Niagara Financial Group, Inc. including, without limitations, statements relating to the earnings outlook of the Company. These forward-looking statements involve certain risks and uncertainties. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements, include among others, the following possibilities:
(1) changes in the interest rate environment; (2) competitive pressure among financial services companies; (3) general economic conditions including an increase in non-performing loans that could result from an economic downturn;
(4) changes in legislation or regulatory requirements; (5) difficulties in continuing to improve operating efficiencies; (6) difficulties in the integration of acquired businesses; and (7) increased risk associated with an increase in commercial real-estate and business loans and non-performing loans.

Officer Contacts
Paul J. Kolkmeyer......... President and CEO
John R. Koelmel........... Chief Financial Officer
Christopher J. Thome...... Reporting and Investor Relations Manager
                           (716) 625-7645
                           chris.thome@fnfg.com
Leslie G. Garrity......... Public Relations and Corporate Communications Manager
                           (716) 625-7528
                           leslie.garrity@fnfg.com

First Niagara Financial Group, Inc.
Summary of Quarterly Financial Data

                                                                             2005                                2004
                                                 --------------------------------------------------------    ------------
                                                 December 31,   September 30,     June 30,      March 31,    December 31,
                                                 ------------   -------------     --------      ---------    ------------
=========================================================================================================================
SELECTED FINANCIAL DATA
(Amounts in thousands)
=========================================================================================================================
Securities available for sale                    $ 1,604,888      1,663,178      1,726,822      1,741,486      1,170,129
Loans and leases:
   Commercial:
    Real estate                                  $ 1,870,483      1,818,217      1,773,773      1,721,393      1,268,858
    Business                                     $   473,571        479,473        482,855        462,549        345,520
                                                 -----------      ---------      ---------      ---------      ---------
      Total commercial loans                     $ 2,344,054      2,297,690      2,256,628      2,183,942      1,614,378

   Residential real estate                       $ 2,182,907      2,136,961      2,117,609      2,114,420      1,132,471
   Home equity                                   $   403,340        383,350        355,030        344,589        247,190
   Other consumer                                $   178,732        181,488        178,681        186,413        174,309
   Specialized lending                           $   159,759        159,935        158,361        154,380         79,358
   Net deferred costs and discounts              $    19,847         16,153         13,798         12,573          8,971
                                                 -----------      ---------      ---------      ---------      ---------
      Total loans and leases                     $ 5,288,639      5,175,577      5,080,107      4,996,317      3,256,677
   Allowance for credit losses                   $    72,340         72,290         72,869         72,868         41,422
                                                 -----------      ---------      ---------      ---------      ---------
      Loans and leases, net                      $ 5,216,299      5,103,287      5,007,238      4,923,449      3,215,255
Goodwill and other intangibles                   $   760,707        763,250        735,514        738,191        345,660
Total assets                                     $ 8,064,832      8,039,284      7,982,290      7,907,976      5,078,374
Total interest-earning assets                    $ 6,936,085      6,905,767      6,838,326      6,780,978      4,445,724

Deposits:
   Core:
    Savings                                      $ 1,619,187      1,652,552      1,664,203      1,705,258      1,086,769
    Interest-bearing checking                    $ 1,182,995      1,130,264      1,170,013      1,241,760        912,598
    Noninterest-bearing                          $   592,076        569,308        567,134        524,219        291,491
                                                 -----------      ---------      ---------      ---------      ---------
      Total core deposits                        $ 3,394,258      3,352,124      3,401,350      3,471,237      2,290,858
   Certificates                                  $ 2,085,154      1,996,097      1,847,696      1,704,498      1,046,824
                                                 -----------      ---------      ---------      ---------      ---------
      Total deposits                             $ 5,479,412      5,348,221      5,249,046      5,175,735      3,337,682

Borrowings                                       $ 1,096,427      1,163,327      1,245,328      1,235,860        750,686
Total interest-bearing liabilities               $ 5,983,763      5,942,240      5,927,240      5,887,376      3,796,877
Net interest-earning assets                      $   952,322        963,527        911,086        893,602        648,847
Stockholders' equity                             $ 1,374,423      1,380,970      1,381,168      1,390,713        928,162
Tangible equity (1)                              $   613,716        617,720        645,654        652,522        582,502
Securities available for sale fair value
   adjustment included in stockholders' equity   $   (18,083)       (15,005)        (8,080)       (15,247)        (5,106)
Common shares outstanding (2)                        108,656        109,755        110,162        112,460         78,277
Treasury shares                                        7,238          6,075          5,680          3,327          1,781
Total loans serviced for others                  $   378,253        372,341        368,436        372,461        325,125

=========================================================================================================================
CAPITAL
=========================================================================================================================
Tier 1 risk based capital                              11.01%         11.95%         12.01%         12.52%         16.40%
Total risk based capital                               12.26%         13.20%         13.26%         13.77%         17.65%
Tier 1 (core) capital                                   7.56%          8.11%          8.10%          8.44%         11.40%
Tangible capital                                        7.56%          8.11%          8.10%          8.44%         11.40%
Equity to assets                                       17.04%         17.18%         17.30%         17.59%         18.28%
Tangible equity to tangible assets(1)                   8.40%          8.49%          8.91%          9.10%         12.31%
Book value per share (2)                         $     12.65          12.58          12.54          12.37          11.86
Tangible book value per share (1)(2)             $      5.65           5.63           5.86           5.80           7.44

=========================================================================================================================
ASSET QUALITY DATA
(Amounts in thousands)
=========================================================================================================================
Non-performing loans:
   Commercial real estate                        $     6,755          8,791          4,339          4,513          3,416
   Commercial business                           $     3,171          2,541          3,864          2,005          1,564
   Residential real estate                       $     5,911          5,389          5,472          7,694          4,276
   Home equity                                   $       567            621            685            803            519
   Other consumer                                $       953          1,060            667            915            801
   Specialized lending                           $     4,573          3,945          4,058          4,148          1,452
                                                 -----------      ---------      ---------      ---------      ---------
    Total non-performing loans                   $    21,930         22,347         19,085         20,078         12,028
Real estate owned                                $       843          1,097            977          1,111            740
                                                 -----------      ---------      ---------      ---------      ---------
    Total non-performing assets                  $    22,773         23,444         20,062         21,189         12,768

Net loan charge-offs                             $     2,450          2,226            899          1,539          1,697
Net charge-offs to average loans (annualized)           0.19%          0.17%          0.07%          0.13%          0.21%
Provision for credit losses                      $     2,500          1,647            900          2,301          1,846
Provision for credit losses as a
   percentage of average loans (annualized)             0.19%          0.13%          0.07%          0.20%          0.23%
Total non-performing loans to total loans               0.41%          0.43%          0.38%          0.40%          0.37%
Total non-performing assets as a
   percentage of total assets                           0.28%          0.29%          0.25%          0.27%          0.25%
Allowance for credit losses to total loans              1.37%          1.40%          1.43%          1.46%          1.27%
Allowance for credit losses
   to non-performing loans                             329.9%         323.5%         381.8%         362.9%         344.4%
-------------------------------------------------------------------------------------------------------------------------
Personnel FTE                                          1,984          1,922          1,777          1,720          1,200
Number of branches                                       118            117            116            115             71

First Niagara Financial Group, Inc.
Summary of Quarterly Financial Data (Cont'd)

                                                                                    2005                               2004
                                                 -----------------------------------------------------------  ----------------------
                                                  Year Ended     Fourth       Third      Second       First    Year Ended    Fourth
                                                 December 31,    Quarter     Quarter     Quarter     Quarter  December 31,   Quarter
                                                 ------------    -------     -------     -------     -------  ------------   -------
====================================================================================================================================
SELECTED OPERATIONS DATA
(Amounts in thousands)
====================================================================================================================================
Interest income                                    $375,217      98,475      96,297      93,930      86,515     224,578      58,954
Interest expense                                   $125,067      35,613      32,801      30,368      26,285      68,476      18,028
                                                   --------      ------      ------      ------      ------     -------      ------
     Net interest income                           $250,150      62,862      63,496      63,562      60,230     156,102      40,926
Provision for credit losses                        $  7,348       2,500       1,647         900       2,301       8,442       1,846
                                                   --------      ------      ------      ------      ------     -------      ------
     Net interest income after provision
     for credit losses                             $242,802      60,362      61,849      62,662      57,929     147,660      39,080

Noninterest income:
   Banking services                                $ 37,327       9,775      10,115       9,448       7,989      19,818       5,378
   Risk management services                        $ 32,541      11,670       8,840       6,162       5,869      17,391       4,193
   Wealth management services                      $  5,638       1,311       1,435       1,451       1,441       4,764       1,172
   Lending and leasing                             $  7,204       1,935       1,923       1,770       1,576       4,676       1,359
   Bank-owned life insurance                       $  3,837         744         965       1,072       1,056       3,761         860
   Other                                           $  4,116         776       2,362         498         480       1,456         559
                                                   --------      ------      ------      ------      ------     -------      ------
     Total noninterest income                      $ 90,663      26,211      25,640      20,401      18,411      51,866      13,521

Noninterest expense:
   Salaries and benefits                           $ 99,522      27,630      26,006      23,677      22,209      65,264      16,676
   Occupancy and equipment                         $ 18,823       4,904       4,765       4,677       4,477      12,513       2,958
   Technology and communications                   $ 19,555       5,573       5,091       4,827       4,064      11,499       3,163
   Marketing and advertising                       $  6,994       1,455       1,685       2,143       1,711       4,738       1,403
   Professional services                           $  7,784       1,720       1,718       1,802       2,544       5,117       1,889
   Amortization of intangibles                     $ 12,083       3,467       3,254       2,854       2,508       4,605       1,218
   Other                                           $ 23,445       5,635       5,289       6,181       6,340      17,114       4,737
                                                   --------      ------      ------      ------      ------     -------      ------
     Total noninterest expense                     $188,206      50,384      47,808      46,161      43,853     120,850      32,044

     Income before income taxes                    $145,259      36,189      39,681      36,902      32,487      78,676      20,557
Income taxes                                       $ 52,400      12,689      15,508      12,811      11,392      26,859       6,998
                                                   --------      ------      ------      ------      ------     -------      ------
     Net income                                    $ 92,859      23,500      24,173      24,091      21,095      51,817      13,559
                                                   ========      ======      ======      ======      ======      ======      ======

====================================================================================================================================
STOCK AND RELATED PER SHARE DATA

====================================================================================================================================
Net income per share:
   Basic                                           $   0.85        0.22        0.22        0.22        0.19        0.66        0.17
   Diluted                                         $   0.84        0.21        0.22        0.22        0.19        0.65        0.17
Cash dividends                                     $   0.38        0.10        0.10        0.09        0.09        0.30        0.08
Dividend payout ratio                                 44.71%      45.45%      45.45%      40.91%      47.37%      45.45%      47.06%
Dividend yield (annualized)                            2.63%       2.74%       2.75%       2.48%       2.76%       2.15%       2.28%
Market price (NASDAQ: FNFG):
   High                                            $  15.16       15.15       15.16       14.65       14.16       15.78       14.85
   Low                                             $  12.05       13.35       13.78       12.05       12.80       11.49       13.18
   Close                                           $  14.47       14.47       14.44       14.58       13.21       13.95       13.95
====================================================================================================================================
SELECTED RATIOS

====================================================================================================================================
Net income (annualized):
   Return on average assets                            1.18%       1.16%       1.20%       1.22%       1.15%       1.05%       1.06%
   Return on average equity                            6.76%       6.76%       6.89%       6.95%       6.40%       5.59%       5.76%
   Return on average tangible equity (1)              14.41%      15.12%      14.84%      14.81%      12.89%       8.75%       9.16%

Noninterest income as a percentage of net revenue     26.60%      29.43%      28.77%      24.30%      23.41%      24.94%      24.83%
Efficiency ratio - Consolidated                        55.2%       56.6%       53.6%       55.0%       55.8%       58.1%       58.9%
                 - Banking segment (3)                 51.0%       50.1%       49.1%       52.1%       53.0%       55.1%       55.5%

First Niagara Financial Group, Inc.
Summary of Quarterly Financial Data (Cont'd)

                                                                     2005                                           2004
                                    ------------------------------------------------------------------     -----------------------
                                     Year Ended      Fourth         Third        Second         First       Year Ended     Fourth
                                    December 31,     Quarter       Quarter       Quarter       Quarter     December 31,    Quarter
                                    ------------     -------       -------       -------       -------     ------------    -------
====================================================================================================================================
SELECTED AVERAGE BALANCES
(Amounts in thousands)
====================================================================================================================================
Securities, at amortized cost        $1,688,250     1,650,915     1,684,748     1,750,517     1,667,038     1,177,203     1,175,149
Loans
   Commercial                        $2,202,377     2,296,373     2,253,518     2,198,383     2,058,053     1,439,800     1,565,498
   Residential                       $2,089,521     2,166,039     2,121,692     2,111,023     1,956,676     1,141,742     1,138,472
   Home equity                       $  359,866       396,622       365,851       347,312       328,869       227,723       242,074
   Other consumer                    $  185,444       184,199       181,394       185,799       190,500       199,329       185,206
   Specialized lending               $  155,465       159,893       158,876       156,452       146,453        85,609        84,763
                                     ----------     ---------     ---------     ---------     ---------     ---------     ---------
     Total loans                     $4,992,673     5,203,126     5,081,331     4,998,969     4,680,551     3,094,203     3,216,013

Total interest-earning assets        $6,757,647     6,919,729     6,866,195     6,826,189     6,411,701     4,332,665     4,439,570
Goodwill and other intangibles       $  729,816       761,802       746,494       737,231       672,573       335,796       347,376
Total assets                         $7,852,588     8,012,375     8,002,582     7,934,615     7,452,984     4,949,717     5,075,322

Interest-bearing liabilities:
   Savings accounts                  $1,643,758     1,627,571     1,669,466     1,675,953     1,601,471     1,033,983     1,075,082
   Checking                          $1,174,366     1,169,508     1,151,334     1,187,863     1,189,229       889,372       918,571
   Certificates of deposit           $1,831,418     2,043,388     1,905,781     1,800,333     1,570,152     1,081,034     1,043,603
   Borrowed funds                    $1,176,710     1,102,370     1,183,924     1,239,808     1,181,532       677,784       741,044
                                     ----------     ---------     ---------     ---------     ---------     ---------     ---------
     Total interest-bearing
     liabilities                     $5,826,252     5,942,837     5,910,505     5,903,957     5,542,384     3,682,173     3,778,300

Noninterest-bearing deposits         $  547,599       574,364       584,871       547,366       482,375       275,227       292,066
Total deposits                       $5,197,141     5,414,831     5,311,452     5,211,515     4,843,227     3,279,616     3,329,322
Total liabilities                    $6,478,174     6,634,128     6,609,765     6,544,716     6,116,957     4,021,960     4,138,949
Net interest-earning assets          $  931,395       976,892       955,690       922,232       869,317       650,492       661,270
Stockholders' equity                 $1,374,414     1,378,246     1,392,817     1,389,899     1,336,026       927,757       936,373
Tangible equity (1)                  $  644,598       616,444       646,323       652,668       663,453       591,961       588,997
Common shares outstanding (2):
   Basic                                109,646       109,011       110,227       111,128       108,200        78,750        78,735
   Diluted                              110,658       110,032       111,239       112,033       109,246        79,970        79,882

====================================================================================================================================
SELECTED AVERAGE YIELDS/RATES

====================================================================================================================================
Securities, at amortized cost              3.46%         3.58%         3.49%         3.42%         3.35%         2.86%         2.97%
Loans
   Commercial                              6.62%         6.77%         6.66%         6.57%         6.47%         6.30%         6.45%
   Residential                             5.56%         5.50%         5.54%         5.56%         5.63%         5.80%         5.73%
   Home equity                             6.14%         6.33%         6.24%         6.07%         5.88%         5.62%         5.81%
   Other consumer                          6.74%         6.81%         7.07%         6.57%         6.52%         6.43%         6.31%
   Specialized lending                    10.96%        10.93%        10.94%        11.32%        10.63%         8.71%         8.48%
     Total loans                           6.28%         6.34%         6.31%         6.26%         6.21%         6.14%         6.19%

Total interest-earning assets              5.55%         5.67%         5.59%         5.51%         5.43%         5.18%         5.30%

Savings accounts                           1.09%         1.26%         1.13%         1.01%         0.98%         0.94%         1.01%
Interest-bearing checking                  1.15%         1.37%         1.14%         1.08%         1.00%         0.93%         1.02%
Certificates of deposit                    2.77%         3.16%         2.86%         2.61%         2.32%         2.21%         2.24%
Borrowed funds                             3.65%         3.64%         3.70%         3.64%         3.62%         3.91%         3.80%
     Total interest-bearing
     liabilities                           2.15%         2.38%         2.20%         2.06%         1.92%         1.86%         1.90%

Net interest rate spread                   3.40%         3.29%         3.39%         3.45%         3.51%         3.32%         3.40%
Net interest rate margin                   3.70%         3.63%         3.69%         3.72%         3.76%         3.60%         3.69%

----------
(1)   Excludes goodwill and other intangible assets.

(2)   Excludes unallocated ESOP shares and unvested restricted stock shares.

(3) Includes operating results for the banking activities segment as defined in the Company's quarterly and annual reports.